EXHIBIT 21.1

                                eDiets.com, Inc.

                         SUBSIDIARIES OF THE REGISTRANT

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                       NAME                             JURISDICTION
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                   eDiets, Inc.                           Delaware

               eDiets, B.V.I., Inc.                British Virgin Islands
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